Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated July 9, 2026 relating to the Class A Common Stock, $0.01 par value, of Optimum Communications, Inc. shall be filed on behalf of the undersigned.

KITE LAKE CAPITAL MANAGEMENT (UK) LLP By: /s/ Art Markham
Name: Art Markham
Title: Partner

KITE LAKE CAPITAL MANAGEMENT LTD By: /s/ Massoumeh Khadjenouri
Name: Massoumeh Khadjenouri
Title: Director

KITE LAKE CAPITAL LTD. By: /s/ Massoumeh Khadjenouri
Name: Massoumeh Khadjenouri
Title: Director

MASSOUMEH KHADJENOURI By: /s/ Massoumeh Khadjenouri

JAN LERNOUT By: /s/ Jan Lernout

KL SPECIAL OPPORTUNITIES MASTER FUND LTD By: Kite Lake Capital Management (UK) LLP, its investment manager By: /s/ Art Markham
Name: Art Markham
Title: Partner